UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

WCA Waste Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50808	20-0829917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway, Suite 1400 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 292-2400

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 21, 2011, WCA Waste Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cod Intermediate, LLC, a Delaware limited liability company (“Parent”), and Cod Merger Company, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Parent is owned by Macquarie Infrastructure Partners II U.S., L.P. and Macquarie Infrastructure Partners II International, L.P. The following description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Upon the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved by the board of directors of the Company, at the closing of the merger (the “Effective Time”), Merger Sub will merge with and into the Company (the “Merger”) and the separate corporate existence of Merger Sub will cease. The Company will be the Surviving Corporation in the Merger and will be a wholly-owned subsidiary of Parent. Each share of common stock of the Company issued and outstanding immediately prior to the Effective Time (other than shares held by dissenting stockholders) shall thereupon be converted automatically into the right to receive $6.50 in cash. Each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any shares held by dissenting stockholders) shall thereupon be converted automatically into the right to receive an amount in cash equal to the preferred stock liquidation preference as of the date of closing. Each share of Common Stock and Series A Preferred Stock owned, directly or indirectly, by Merger Sub immediately prior to the Effective Time or held by the Company or any of its subsidiaries immediately prior to the Effective Time shall be cancelled and cease to exist and no consideration shall be delivered in exchange for such cancellation and retirement. All shares of restricted Common Stock shall vest in full at the Effective Time and the holders shall be entitled to receive $6.50 in cash for each share of restricted Common Stock.

Each party’s obligation to complete the Merger is subject to various customary conditions, including, among others, (a) approval of the Merger Agreement by the stockholders of the Company, (b) there being no law or injunction prohibiting consummation of the Merger, (c) expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (d) subject to specified materiality standards, the accuracy of the representations and warranties of the other party and (e) compliance by the other party in all material respects with its covenants. Parent’s obligation to complete the Merger is additionally subject to (a) no material adverse effect on the Company having occurred since December 21, 2011, (b) holders of no more than 10% of the outstanding common stock of the Company and holders of no more than 10% of the outstanding preferred stock of the Company shall have exercised their dissenters’ rights, (c) no event of default under the Company’s existing credit agreement shall have occurred and have caused the debt financing not to be available in full, and (d) certain regulatory approvals having been obtained by the Company.

The Company and Parent have made customary representations, warranties and covenants in the Merger Agreement. The Company has agreed, among others things, (i) subject to certain exceptions, to conduct its business in the ordinary course of business in all material respects between the execution of the Merger Agreement and the Effective Time and not to engage in certain kinds of transactions during such period and (ii) not to solicit proposals relating to alternative transactions. Prior to adoption of the Merger Agreement by the Company’s stockholders, the board of directors of the Company may, in certain circumstances and subject to certain conditions specified in the Merger Agreement, change its recommendation with respect to the Merger in response to an unsolicited alternative proposal.

The Merger Agreement contains certain termination rights for both the Company and Parent, and further provides that, upon termination of the Merger Agreement, under certain circumstances the Company may be required to pay Parent a termination fee of either $11 million or $16.5 million depending on the circumstances of such termination.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential letter provided by the Company to Parent in connection with the signing of the Merger Agreement. This letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and the Merger Sub, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or the Merger Sub.

Management Operating Agreement

On December 19, 2011, the Company, WCA of Massachusetts, LLC, a Delaware limited liability company (“WCA Massachusetts”), WCA of Ohio, LLC, a Delaware limited liability company (“WCA Ohio” and, together with WCA Massachusetts and the Company, the “WCA Parties”) entered into a Management Operating Agreement (the “Operating Agreement”) with Live Earth LLC, an Ohio limited liability company (“Live Earth”), Champion City Recovery, LLC, a Massachusetts limited liability company (“CC”), Boxer Realty Redevelopment, LLC, a Massachusetts limited liability company (“BR”), Sunny Farms Landfill LLC, an Ohio limited liability company (“SF”) and New Amsterdam & Seneca Railroad Company, LLC, an Ohio limited liability company (“NA” and, together with CC, BR and SF, the “Live Earth Companies”) on the other hand (Live Earth, together with the Live Earth Companies, the “Live Earth Parties”). The Operating Agreement provides for the WCA Parties and the Live Earth Companies to hire Live Earth to manage the day-to-day business operations of certain landfill and rail transfer facilities currently owned and/or operated by certain WCA Parties and Live Earth Companies.

A copy of the Management Operating Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01.

Amendment No. 2 to Equity Interest and Asset Purchase Agreement

On December 19, 2011, the Company, WCA of Massachusetts, LLC, a Delaware limited liability company, WCA of Ohio, LLC, a Delaware limited liability company entered into Amendment No. 2 to Equity Interest and Asset Purchase Agreement (the “Amendment”) with Live Earth LLC, an Ohio limited liability company, Champion City Recovery, LLC, a Massachusetts limited liability company, Boxer Realty Redevelopment, LLC, a Massachusetts limited liability company, Sunny Farms Landfill LLC, an Ohio limited liability company and New Amsterdam & Seneca Railroad Company, LLC, an Ohio limited liability company on the other hand. The Amendment revises certain provisions related to the timing of periodic EBITDA determinations and the definition of EBITDA.

A copy of the Amendment No. 2 to Equity Interest and Asset Purchase Agreement is filed as Exhibit 10.2 hereto and is incorporated by reference into this Item 1.01.

Important Additional Information Will be Filed with the SEC

The Company intends to file with the Securities and Exchange Commission (“SEC”) preliminary and definitive proxy statements and other relevant materials in connection with the proposed transaction. The proxy statement will be mailed to the stockholders of the Company. Before making any voting or investment decision with respect to the proposed transaction, investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the proposed transaction, the Company and Parent. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company at its corporate web site at www.wcaa.com in the Investor Relations section, or by contacting Investor Relations at WCA Waste Corporation, One Riverway, Suite 1400, Houston, Texas 77056.

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. A description of any interests that these officers and directors have in the proposed transaction will be available in the proxy statement.

Item 7.01 Regulation FD Disclosure.

On December 21, 2011, the Company issued a press release titled “WCA Waste Corporation to be Acquired by Macquarie Infrastructure Partners II”. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall be deemed to be “furnished” and not “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated December 21, 2011 by and among WCA Waste Corporation, Cod Intermediate, LLC and Cod Merger Company, Inc.

10.1	Management Operating Agreement dated December 19, 2011.

10.2	Amendment No. 2 to Equity Interest and Asset Purchase Agreement dated December 19, 2011.

99.1	Press Release – “WCA Waste Corporation to be Acquired by Macquarie Infrastructure Partners II” dated December 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION

Date: December 21, 2011	/s/ Charles A. Casalinova
Charles A. Casalinova
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated December 21, 2011 by and among WCA Waste Corporation, Cod Intermediate, LLC and Cod Merger Company, Inc.

10.1	Management Operating Agreement dated December 19, 2011.

10.2	Amendment No. 2 to Equity Interest and Asset Purchase Agreement dated December 19, 2011.

99.1	Press Release – “WCA Waste Corporation to be Acquired by Macquarie Infrastructure Partners II” dated December 21, 2011.